Independent Auditors’ Report

The Board of Directors and Shareholders
Miles Funds, Inc.:

We have audited the accompanying statement of assets and liabilities of the Institutional Money Market Fund of Miles Funds, Inc. (the Fund), including the schedule of portfolio investments, as of March 31, 2013, and the related statement of operations for the year ended March 31, 2013, and the related statements of changes in net assets, and the financial highlights for each of the years ended March 31, 2013 and 2012. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights for each of the three years ended March 31, 2011, were audited by other auditors whose report dated May 25, 2011, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2013, by correspondence with the custodian.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Institutional Money Market Fund of Miles Funds, Inc. as of March 31, 2013, and the results of its operations for the year ended March 31, 2013, and the changes in its net assets and its financial highlights for each of the years ended March 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Des Moines, Iowa
May 24, 2013